Exhibit 10-s
Schedule identifying agreements substantially identical to the Form of Employment Agreement constituting Exhibit 10-r hereto entered into by Meritor, Inc. and each of the following persons:

Chris Villavarayan
Jeffrey A. Craig
Carl D. Anderson II
Timothy Bowes
Ken Hogan
John Nelligan